As filed with the Securities and Exchange Commission on January 23, 1996
                                        Registration No. 33-62915


               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                  AMENDMENT NO. 3 TO FORM S-4
    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      GREAT FALLS BANCORP
     (Exact name of registrant as specified in its charter)


                           New Jersey
                    (State of incorporation)

                           22-2545165
               (IRS Employer Identification No.)

                              6712
    (Primary Standard Industrial Classification Code Number)

  55 Union Boulevard, Totowa, New Jersey  07512, 201-942-1111
 (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

      George E. Irwin, Vice President, Great Falls Bancorp
                55 Union Blvd., Totowa, NJ 07512
                          201-942-1111
   (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)


          Please send copies of all communications to:

                WILLIAM S. ROBERTSON, III, ESQ.
               Williams, Caliri, Miller & Otley,
                    A Professional Corporation
                         1428 Route 23
                          P.O. Box 995
                 Wayne, New Jersey  07474-0995
                          201-694-0800




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                           PART II

           REMOVAL OF UNISSUED SHARES FROM REGISTRATION

     By Form S-4, Registration No. 33-62915, the registrant, Great Falls Bancorp, registered 650,000 shares of its Common Stock for offer and possible issuance to the stockholders of Bergen Commercial Bank ("Bergen Commercial"), of Paramus, New Jersey, in connection with the registrant's acquisition (the "Acquisition") of all of the outstanding stock of Bergen Commercial in exchange for the registrant's Common Stock.

     The Acquisition was consummated at 11:59 p.m. on December
31, 1995. Pursuant to the Acquisition the registrant issued a total of 629,298 shares of its common stock to the former stockholders of Bergen Commercial.

     The registrant hereby removes from registration the remaining unissued 20,702 shares which were included in the registration statement referred to above.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment no. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Totowa, State of New Jersey, on January 19, 1996.

GREAT FALLS BANCORP


By:     /s/ George E. Irwin
     George E. Irwin, Vice President

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 3 to registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ John L. Soldoveri*                           January 19, 1996
John L. Soldoveri
  Chairman of the Board, Director and Chief Executive Officer


  /s/ George E. Irwin                            January 19, 1996
George E. Irwin, Director, President and Chief Operating Officer


  /s/ Naqi A. Naqvi*                             January 19, 1996
Naqi A. Naqvi, Treasurer, Principal Financial
  Officer and Principal Accounting Officer


  /s/ Marino A. Bramante*                        January 19, 1996
Marino A. Bramante, Director


  /s/ Robert J. Conklin*                         January 19, 1996
Robert J. Conklin, Director



* By:   /s/ George E. Irwin                      January 19, 1996
     George E. Irwin, Attorney-in-fact

     An original power of attorney, authorizing John L. Soldoveri and George E. Irwin to sign this post-effective amendment no. 3 to the registration statement on behalf of certain officers and directors of the registrant, was previously filed with the Securities and Exchange Commission.